EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Alliance Imaging, Inc. on Form S-8 of our report dated March 1, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting for goodwill and other intangible assets in 2002), appearing in the Annual Report on Form 10-K of Alliance Imaging, Inc. for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
October 29, 2004